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                                                                     EXHIBIT 5.1
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                               January 16, 1998

CONNECT, Inc.
515 Ellis Street
Mountain View, CA 94043


      REGISTRATION STATEMENT ON FORM S-3
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Ladies and Gentlemen:

      We have examined the Registration Statement on Form S-3 (the "Registration
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Statement") filed by you with the Securities and Exchange Commission (the
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"Commission") on December 24, 1997 in connection with the registration under the
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Securities Act of 1933, as amended, of a total of 12,439,913 shares of your
Common Stock (collectively, the "Shares") issuable (a) upon conversion of
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convertible notes (the "Notes") issued by the Company on November 18, 1997, in
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the aggregate principal amount of $10,320,000, or upon conversion of shares of
Series A Preferred Stock to be issued pursuant to the Exchange (as defined in the Registration Statement), provided that such shares of Series A Preferred Stock are issued in accordance with the terms of the Exchange and the Company obtains approval of the Exchange by its stockholders, and (b) upon exercise of warrants issued by the Company on November 18, 1997. As your counsel in connection with this filing, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares.

     It is our opinion that upon conclusion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares when issued and sold in the manner described in the Registration Statement will be legally and validly issued, fully paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and in any amendment thereto.

                                     Very truly yours,

                                     VENTURE LAW GROUP
                                     A Professional Corporation

                                     /s/ VENTURE LAW GROUP